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                                                                    EXHIBIT 99.1

LETTER PURSUANT TO TEMPORARY NOTE 3T



                         [ASCENT ENERGY INC LETTERHEAD]

April 29, 2002



Securities and Exchange Commission
Washington, DC 20549


Ladies and Gentlemen:

         By letter dated April 29, 2002, addressed to the Board of Directors of Ascent Energy Inc., our independent public accountants, Arthur Andersen LLP, pursuant to the requirements of Securities and Exchange Commission Release Nos. 33-8070 and 34-45590, represented that their audit of Ascent Energy Inc. was subject to Arthur Andersen LLP's quality control systems for U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Arthur Andersen personnel working on the audit and availability of national office consultation to conduct the relevant portions of the audit.


                                Sincerely,

                                /s/ KEVIN D. McMILLAN
                                -------------------------
                                Kevin D. McMillan
                                Senior Vice President and
                                 Chief Financial Officer